Exhibit 10.13

                      SPECIAL BUSINESS OUTSOURCING CONTRACT

Translated From Japanese

KDDI contracts with Global Hotline in respect of a special business outsourcing contract, in the following provisions:

1.   Special Business Outsourcing Contract

     Based on the basic outsourcing contract entered into by the parties on 6 September, 2004 the following outlines a number of special provisions

2.   Payment for outsourcing commission

     KDDI agree to pay the sum as detailed on the separate sheet as commission for outsourcing work.

3. Claim for return of outsourcing commission

     KDDI may make a claim for return of some of outsourcing commission as detailed on the separate sheet if the performance of Global Hotline does not meet certain target figures.

4.   NDA

     The parties agree that they will not divulge information gained under these contracts and outsourcing work to third parties. If Directors or managers of the companies divulge such information to third parties this shall be deemed to have broken the provisions of the NDA.

5.   Cancellation

     If Global Hotline breaks any material provisions of this contract, or if a provision of the basic contract is broken, then KDDI may cancel this contract without further notice.

     If Global Hotline breaks any material provisions of this contract, then KDDI may cancel the basic contract without further notice.

     If the basic contract comes to an end for any reason, then this special business outsourcing contract naturally comes to an end.

     If under provision 5 of this contract, cancellation is effected by, KDDI have the right to claim damages against Global Hotline.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY A "*".

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6.   Duty to report

     KDDI may ask Global Hotline to report on any aspect of the work being performed under this contract at any time.

     Except with regards to KDDI Telephone Service contract, Global Hotline assumes responsibility for their actions under this contract and any damage that may be claimed by third parties in respect of Global Hotline's work under this contract remains the responsibility of Global Hotline. Global Hotline must keep KDDI informed of any such trouble if it arises.

     Global Hotline cannot transfer the rights under this contract to a third party, neither can it use this contract as collateral to a third party.

7.   Contract Period

     This contract is for the period of 2004/10/01 to 2005/09/30

8.   Jurisdiction

     In the event of a dispute, the jurisdiction for this contract will be with the court in the area of KDDI's registered head office.

9.   Cooperation

     If a problem arises under this contract the parties will at first try and resolve their differences amicably

     This contract has been made in two parts both of which are signed and act as originals.

Signed  2004/12/01

KDDI

Tokyo
/s/ Hideki Nashimori

Global Hotline
Tokyo

/s/ Mr. Hideki Anan

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      Separate Sheet (My Line, Metal Plus application outsourcing details)

1.   Business Details

     Global Hotline will seek to gain applications for KDDI'S service of MyLine and Metal Plus telephone service.

2.   Way of Performing Business Details

     In performing this contract, Global Hotline based on KDDI's instruction, will confirm with the client the following points, after having explained to the customer details of the service:

     (a) confirm the customers intent to subscribe

     (b) confirm that the customer has signed the form themselves

     (c) confirm that the application form has been filled out correctly with details of customer

     (d) fully explain the details of KDDI's service to the customer

3.   Forbidden activities

     Global Hotline may not accept application from customers from competitors product similar to MyLine

     Global Hotline may not accept applications from customers from competitors product similar to Metal Plus

4. Special Commission Basis The following outlines the basis for special commission

     Where according to KDDI Telephone service contract the customer signs up for a new MyLine service and the service includes calls to be made outside of the customers metropolitan area, or according to KDDI's telephone service contract the customer signs up for a new Metal Plus Telephone Service and KDDI register that customer with a valid line:

     The payment shall be as follows:
          (1st payment) - YEN 145,000,000
          (2nd payment) - YEN 174,000,000
          (3rd - 8th payment) - YEN 87,000,000

          (total payment under contract) - YEN 841,000,000 (not including consumption tax)

     The first payment shall be made on 2004/12/31

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     The second payment shall be made on 2005/02/28
     The third payment (2005/04) on shall be made at the end of the following months business to the designated account of global Hotline.

     Notes regarding MyLine applications (business use) that are not allowable under target figures:

          1. public telephone boxes, phones which are only for receiving calls, phone without phone numbers

          2.   subscribers who have already once cancelled a myline subscription

          3.   subscribers who are already registered for the service

          4. subscribers who do not fill in the application form with all required information

          5. subscribers who cancel within a 6 month period from subscribing

     Notes regarding MetalPlus applications (business use) that are not allowable under target figures:

          1. if the subscriber does not confirm they ordered the service of their own free will

          2.   if other options are required by the subscriber

          3.   if there are multiple applications by the subscriber

          4. if the subscriber fails to make a payment for line construction within a 6 month period

          5. if the subscriber has received a notice to stop the Metal Plus service

          6.   subscribers who are already registered for the service

          7. subscribers who do not fill in the application form with all required

     KDDI will accept an application from a customer from both MYLine and Metal Plus at the same time.

     The payment schedule anticipates that for MyLine and Metal Plus applications the following schedule will be met:

     ____*____ subscriber lines by 2005/03/31
     ____*____ subscriber lines by 2005/06/30
     ____*____ subscriber lines by 2005/09/30

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     As Global Hotline proceeds with the contract the following deadlines will determine the penalty basis for lines:

     Date                Lines                    Return Date for Lines
     2005/03/31          ___*___                   2005/05/31
     2005/06/30          ___*___                   2005/08/31
     2005/09/30          ___*___                   2005/11/30

     The penalty rate shall be determined at YEN ___*___ per line


5.   Claim Handling

     Global Hotline must handle any claims from customers in an effieicient manner, and report the result to KDDI.

     If Global Hotline proceeds outside of the bounds of conduct permitted by KDDI and exerts pressure on customers Global Hotline alone must take responsibility for this action.

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